EXHIBIT A12

                     THE NEW AMERICA HIGH INCOME FUND, INC.


                              ARTICLES OF AMENDMENT


         The New America High Income Fund, Inc., a Maryland corporation having its principal office in Boston, Massachusetts (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Part I of the Articles Supplementary to the Corporation's Articles of Amendment and Restatement establishing the Corporation's Series C Auction Term Preferred Stock, as heretofore amended, (the "Articles Supplementary") is hereby further amended by replacing current Section 18(y) with new Section 18(y) as follows:

         " (y) "Debt Securities" means debt securities having the characteristics set forth in paragraph (iv) of the definition of Fitch Eligible Assets."

         SECOND: Part I of the Articles Supplementary is hereby further amended by replacing the first and second sentences of current Section 18(ll) and all of current Section 18(ll)(i) with the following:

         " (ll) "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

           (i) Debt Securities: The percentage determined by reference to the type of debt security in accordance with the table set forth below.

           Type I Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.16
           greater than 2 years, but less than or equal to 4 years          1.26
           greater than 4 years, but less than or equal to 7 years          1.40
           greater than 7 years, but less than or equal to 12 years         1.44
           greater than 12 years, but less than or equal to 25 years        1.48
           greater than 25 years, but less than or equal to 30 years        1.52




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           Type II Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.25
           greater than 2 years, but less than or equal to 4 years          1.26
           greater than 4 years, but less than or equal to 7 years          1.43
           greater than 7 years, but less than or equal to 12 years         1.44
           greater than 12 years, but less than or equal to 25 years        1.51
           greater than 25 years, but less than or equal to 30 years        1.56

           Type III Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.25
           greater than 2 years, but less than or equal to 4 years          1.29
           greater than 4 years, but less than or equal to 7 years          1.46
           greater than 7 years, but less than or equal to 12 years         1.50
           greater than 12 years, but less than or equal to 25 years        1.55
           greater than 25 years, but less than or equal to 30 years        1.60

           Type IV Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.27
           greater than 2 years, but less than or equal to 4 years          1.32
           greater than 4 years, but less than or equal to 7 years          1.52
           greater than 7 years, but less than or equal to 12 years         1.57
           greater than 12 years, but less than or equal to 25 years        1.63
           greater than 25 years, but less than or equal to 30 years        1.69

           Type V Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.32
           greater than 2 years, but less than or equal to 4 years          1.36
           greater than 4 years, but less than or equal to 7 years          1.59
           greater than 7 years, but less than or equal to 12 years         1.65
           greater than 12 years, but less than or equal to 25 years        1.72
           greater than 25 years, but less than or equal to 30 years        1.80




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           Type VI Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.37
           greater than 2 years, but less than or equal to 4 years          1.40
           greater than 4 years, but less than or equal to 7 years          1.67
           greater than 7 years, but less than or equal to 12 years         1.74
           greater than 12 years, but less than or equal to 25 years        1.82
           greater than 25 years, but less than or equal to 30 years        1.91

           Type VII Debt Securities with remaining maturities of:

           less than or equal to 2 years                                    1.37
           greater than 2 years, but less than or equal to 4 years          1.64
           greater than 4 years, but less than or equal to 7 years          2.28
           greater than 7 years, but less than or equal to 12 years         2.49
           greater than 12 years, but less than or equal to 25 years        2.74
           greater than 25 years, but less than or equal to 30 years        3.06

         THIRD: Part I of the Articles Supplementary is hereby further amended by replacing current Section 18(mm)(iv) with new Section 18(mm)(iv) as follows:

         " (iv) debt securities constituting Debt Securities if (A) such securities are rated CCC or higher by Fitch or, if unrated by Fitch, rated Caa or higher by Moody's and CCC or higher by S&P; (B) such securities provide for the periodic payment of interest in cash in U.S. dollars; (C) such securities do not provide for conversion or exchange into equity capital at any time over their lives; (D) such securities have been registered under the Securities Act of 1933, as amended, (the "Securities Act") or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Corporation's adviser acting subject to the supervision of the Corporation's Board of Directors; (E) such securities are issued by (1) a U.S. corporation, (2) a corporation domiciled in Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain, or the United Kingdom (the "Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"); and (F) in the case of Foreign and Canadian Bonds, such securities are denominated in U.S. dollars. Foreign Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding




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         the limitations in the two preceding sentences, Foreign Bonds and
         Canadian Bonds held by the Corporation will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered Debt Securities constituting Fitch Eligible Assets if (a) they are rated CCC or higher by Fitch or, if unrated by Fitch, rated Caa or higher by Moody's and CCC or higher by S&P; (b) they provide for periodic payment of interest in cash in U.S. dollars; (c) they do not provide for conversion or exchange into equity capital at any time over their lives; (d) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Corporation's adviser acting subject to the supervision of the Corporation's Board of Directors; (e) they were issued by a U.S. corporation; and (f) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered Debt Securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld."

         FOURTH: Part I of the Articles Supplementary is hereby further amended by replacing the first sentence of Section 18 (mm)(v) and the table with its accompanying notes that immediately follows that sentence with the following:

         "In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch Eligible Assets:

                                          Maximum     Maximum       Minimum
                                          Single      Single      Issue Size
                                          Issuer     Industry        ($ in
         Type of Debt Security           (%)(1,2)   (%)(2,3,6)     millions)
         ---------------------           --------   ----------     ---------
         Type I.....................        100%        100%         $  100
         Type II....................         20          75             100
         Type III (4)...............         10          50             100
         Type IV....................          6          25             100
         Type V.....................          4          16              50(5)
         Type VI....................          3          12              50(5)
         Type VII...................          2           8              50(5)

                             See accompanying notes
--------------------

       (1) Companies subject to common ownership of 25% or more are considered as one name.




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       (2) Percentages represent a portion of the aggregate Market Value of Debt
       Securities.

       (3) Industries are determined according to Fitch Industry
       Classifications.

       (4) Includes Short Term Money Market Instruments which do not constitute Type I or Type II Debt Securities and which have a maturity greater than the Exposure Period.

       (5) Collateral bonds from issues ranging from $50 million to $100 million are limited to 20% of the collateral pool.

       (6) Foreign and Canadian Bonds issued by governments of the Approved Foreign Nations and Canada or any of their agencies, instrumentalities, or political subdivisions assigned to the "Sovereigns" industry classification are not subject to any maximum single industry concentration limitation."

         FIFTH: Part I of the Articles Supplementary is hereby further amended by replacing current Section 18(vvv) through Section 18 (bbbb) with new Section 18(vvv) through 18(bbbb) as follows:

         " (vvv) "Type I Debt Securities" means Debt Securities rated either AAA by Fitch or, if not rated by Fitch, rated AAA by S&P and Aaa by Moody's.

                  (www) "Type II Debt Securities" means Debt Securities rated either at least AA- by Fitch or, if not rated by Fitch, rated at least AA- by S&P and at least Aa3 by Moody's which do not constitute Type I Debt Securities.

                  (xxx) "Type III Debt Securities" means Debt Securities rated either at least A- by Fitch or, if not rated by Fitch, rated at least A- by S&P and at least A3 by Moody's which do not constitute Type I or Type II Debt Securities.

                  (yyy) "Type IV Debt Securities" means Debt Securities rated either at least BBB- by Fitch or, if not rated by Fitch, rated at least BBB- by S&P and at least Baa3 by Moody's which do not constitute Type I, Type II or Type III Debt Securities.

                  (zzz) "Type V Debt Securities" means Debt Securities rated either at least BB- by Fitch or, if not rated by Fitch, rated at least BB- by S&P and at least Ba3 by Moody's which do not constitute Type I, Type II, Type III or Type IV Debt Securities.

                  (aaaa) "Type VI Debt Securities" means Debt Securities rated either at least B- by Fitch or, if not rated by Fitch, rated at least B- by S&P and at least B3 by Moody's which do not constitute Type I, Type II, Type III, Type IV or Type V Debt Securities.




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                  (bbbb) "Type VII Debt Securities" means Debt Securities rated either at least CCC by Fitch or, if not rated by Fitch, rated at least CCC by S&P and at least Caa by Moody's which do not constitute Type I, Type II, Type III, Type IV, Type V or Type VI Debt Securities."

         SIXTH: Part I of the Articles Supplementary is hereby further amended by adding new Section 18(ll)(v) as follows:

         "(v) Foreign Bonds: The Fitch Discount Factor which would otherwise apply to Foreign Bonds shall be multiplied by an adjustment factor of 1.2."

         SEVENTH: A majority of the Board of Directors of the Corporation has approved the foregoing amendments to the charter.

         EIGHTH: No stock entitled to vote on the foregoing amendments to the charter was outstanding or subscribed for at the time of the approval of such amendments by the Board of Directors of the Corporation.

         NINTH: These Articles shall be effective on the date the State Department of Assessments and Taxation of Maryland accepts the Articles for record.




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         IN WITNESS WHEREOF The New America High Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or its Vice President) and its corporate seal to be hereunto affixed and attested by its Secretary (or its Assistant Secretary) as of this 17th day of June, 1997.

         The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.



[Affix corporate seal]                            THE NEW AMERICA HIGH INCOME
                                                  FUND, INC.


Attest:


/s/ Jackson B.R. Galloway                         By:  /s/ Ellen E. Terry
------------------------------------------        ------------------------------
Jackson B.R. Galloway, Assistant Secretary        Ellen E. Terry, Vice President




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